UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2023

VIAVI SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22874	94-2579683
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1445 South Spectrum Blvd, Suite 102	Chandler,	Arizona	85286
(Address of principal executive offices and Zip Code)
 (408) 404-3600
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of the exchange on which registered
Common Stock, par value of $0.001 per share	VIAV	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company. ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On February 2, 2023, Viavi Solutions Inc. (the “Company”) reported its preliminary results for its fiscal second quarter ended December 31, 2022. A copy of the Company’s press release is furnished herewith and attached hereto as Exhibit 99.1.
The information in Item 2.02 and Exhibit 99.1 of this Current Report on Form 8-K is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.05. Costs Associated with Exit and Disposal Activities.
On February 1, 2023, the Company approved a restructuring and workforce reduction plan (the “Plan”) intended to improve operational efficiencies and better align the Company’s workforce with current business needs and strategic growth opportunities. The Company expects approximately 5% of its global workforce to be affected and estimates it will incur charges of approximately $15 million in connection with the Plan. The Company anticipates the Plan to be substantially complete by the end of fiscal 2023.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press release entitled “Viavi Announces Second Quarter Fiscal 2023 Results” dated February 2, 2023.
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIAVI SOLUTIONS INC.

	By:	/s/ HENK DERKSEN
	Name:	Henk Derksen
	Title:	Executive Vice President and Chief Financial Officer
(Duly Authorized Officer and Principal Financial and Accounting Officer)

February 2, 2023